IDENTIVE GROUP, INC.

2010 BONUS AND INCENTIVE PLAN

SECTION 1. PURPOSE

     The purpose of this 2010 Bonus and Incentive Plan (the “Plan”) of SCM Microsystems Inc., dba Identive Group (the “Company”), is to attract and retain key talent and provide incentives that promote short and long-term financial growth and stability to continuously enhance shareholder value.

SECTION 2. ELIGIBLE INDIVIDUALS

     Each executive officer and other key employees of the Company and its subsidiaries, and each member of the Company’s Board of Directors (the “Board”), in each case, as designated from time to time by the Compensation Committee (the “Committee”) of the Board (collectively the “Eligible Individuals”) will be eligible to be a participant under the Plan and to receive an incentive payment hereunder.

SECTION 3. PLAN ADMINISTRATOR

     (a) The Plan will be administered by the Committee. Subject to the limitations imposed under applicable law, the Committee will have the sole discretion and authority to administer and interpret the Plan.

     (b) Without limiting the foregoing, and subject to the express provisions and limitations set forth in the Plan, the Committee will be authorized and empowered to do all things necessary or desirable in connection with the administration of the Plan, including, without limitation, the following:

     (i) to prescribe, amend, and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

     (ii) to determine which employees and/or directors of the Company and its subsidiaries are Eligible Individuals and are eligible to be paid incentives under the Plan for any Performance Period and to which of such individuals, if any, incentive payments hereunder are actually paid;

     (iii) to establish the Performance Criteria applicable to the payment of incentives under the Plan;

     (iv) to verify the extent to which the Company and/or the participant under the Plan have achieved any Performance Criteria or other conditions applicable to the payment of incentives under the Plan;

     (v) to determine the terms and conditions of, and authorize the officers of the Company to enter into, incentive award agreements with Eligible Individuals selected to be a participant under the Plan and to receive an incentive payment hereunder;

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     (vi) to interpret and construe the Plan, any rules and regulations under the Plan, and the terms and conditions of any incentive opportunities provided hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

     (vii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (c) All decisions, determinations and interpretations by the Committee regarding the Plan will be final and binding on all Eligible Individuals who are participants under the Plan. The Committee will consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer (including the Chief Executive Officer of the Company), business unit manager or employee of the Company and such attorneys, consultants and accountants as it may select. An Eligible Individual or other person claiming any benefits under the Plan may contest a decision or action by the Committee with respect to such person or an actual or potential incentive under the Plan only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action will be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

     (d) The Committee may delegate to officers or managers of the Company or a committee thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions, as the committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16(b)-3(b)(1) for incentive awards granted to Participants subject to Section 16 of the Securities Exchange Act of 1934 in respect of the Company and will not cause incentive awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify.

SECTION 4. INCENTIVE AWARDS

     (a) Incentive Formula. Not later than the ninetieth (90th) day of the applicable Performance Period (as defined below), or in the case of the Performance Period that is the 2010 calendar year, not later than April 30, 2010, the Committee may establish, in writing, the incentive program under the Plan for the Performance Period by determining the Eligible Individuals who will be eligible to participate in the Plan for such Performance Period, the incentive award opportunity payable to each Eligible Individual selected to receive an incentive with respect to the Performance Period, which amount shall be based on one or more Performance Criteria (as defined below) and/or the level of achievement with respect thereto. For purposes of the Plan, the term “Performance Period” means the twelve (12) consecutive month (or longer) period as the Committee may determine with respect to which incentives are awarded under this Plan, or in the case of the Performance Period that occurs during the 2010 calendar year, the twelve (12) consecutive month (or shorter) period as the Committee may determine with respect to which incentives are awarded under this Plan. For purposes of the Plan, the term “Performance Criteria” means any one or more of the following performance criteria: (i) total stockholder return, (ii) economic value added, (iii) return on capital employed, (iv) revenues, (v) sales, (vi) net income, (vii) operating income, (viii) EBITDA, (ix) EBITDA

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margin, (x) profit margin, (xi) earnings per share, including without limitation in comparison to selected indexes and comparable companies, (xii) return on equity, (xiii) cash flow, (xiv) operating margin, (xv) net worth, (xvi) stock price, or (xvii) in the case of any incentive award, other than an incentive award to a Covered Employee that is subject to Section 4(b) hereof, any other criteria that may be determined as appropriate by the Committee from time to time, in each case, either individually, alternatively or in any combination, applied to either the Company and its subsidiaries as a whole or to a business unit or affiliate, either individually, alternatively or in any combination, and measured over the applicable Performance Period on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group as specified by the Committee. Except as otherwise provided in Section 4(b)(iv) hereof, the achievement of any Performance Criteria may be adjusted, to the extent determined by the Committee, to: (i) take into account (including without limitation to include the operating results or exclude the dilutive effects of) acquisitions, dispositions or joint ventures and changes in the capital stock of the Company; (ii) assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (iii) exclude acquisition, aborted acquisition or restructuring and/or other nonrecurring charges; (iv) exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (v) exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; (vi) exclude any other unusual, non-recurring gain or loss or other extraordinary item, (vii) exclude the impact of any extraordinary or force majeure events or circumstances and (viii) take into account any such other event or circumstance to the extent determined appropriate by the Committee from time to time.

     (b) Unless otherwise specified by the Committee, this Section 4(b) shall be applicable to any incentive award under the Plan granted to any Eligible Individual who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a Covered Employee. For these purposes, a “Covered Employee means an Eligible Individual who, as of the end the taxable year, either is the principal executive officer of the Company or serving as the acting principal executive officer of the Company, and each other individual whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code. In the case of any incentive award that is subject to this Section 4(b):

     (i) if the award is denominated in Shares, as defined in Section 6(a) hereof, the maximum amount earned by any Covered Employee for any Performance Period shall be 1,000,000 Shares for any 12-month Performance Period and 1,000,000 Shares multiplied by the number of full 12-month periods that are in the Performance Period, if the Performance Period is for more than 12 months, in each case, subject to adjustment as provided in Section 6(c) hereof;

     (ii) if the award is denominated in cash or value other than Shares, the maximum amount earned by any Covered Employee for any Performance Period shall be $3,000,000 for any 12-month Performance Period and $3,000,000 multiplied by the number of full 12 month periods that are in the Performance Period, if the Performance Period is for more than 12 months;

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     (iii) the Committee shall have the power to impose such other restrictions on any award subject to this Section 4(b) as it may deem necessary or appropriate to ensure that such award satisfies all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provisions thereto; and

     (iv) the Committee may, at the time an incentive award is granted, provide that any or all of the adjustments specified in the last sentence of Section 4(a) hereof, shall be made in determining the extent to which the Performance Criteria have been achieved for any Performance Period, but shall not make any adjustments not so specified at the time the incentive award is granted, to the extent they would preclude the incentive award from qualifying as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

     (c) Certification. As soon as reasonably practicable following the conclusion of each Performance Period and prior to the payment of any incentive under the Plan with respect to such Performance Period, the Committee will certify, in writing, the extent, if any, of the achievement of the Performance Criteria for the applicable Performance Period, and (i) the potential maximum incentive that each participant under the Plan is eligible for under subsection 4(a) with respect to the Performance Period, and (ii) the actual incentive, if different, that the Committee has determined shall be paid to the participant in accordance with Section 4(d) hereof. No incentive payment will be paid under the Plan unless and until the Committee makes a certification in writing as described in this subsection 4(c).

     (d) Committee Discretion to Modify Incentive Payment. The Committee retains sole and absolute discretion to modify the amount of or completely eliminate any incentive otherwise payable to a participant under the Plan for any reason. In determining the amount of any modified incentive, the Committee reserves the right to apply such factors as it deems relevant, including, but not limited to, the achievement of other financial, strategic or individual goals, which may be objective or subjective, to determine a revised incentive amount. Notwithstanding the foregoing, the Committee may not exercise discretion to increase any incentive award payable to a Covered Employee that is subject to Section 4(b) hereof if and to the extent that any such increase would cause the award to not qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(c) of the Code.

SECTION 5. PAYMENT OF INCENTIVE

     (a) An incentive awarded under the Plan for a Performance Period may be paid in cash and/or in the form of nonqualified stock options, restricted stock or deferred stock awards (each an “Equity Award”) at such times and on such terms and conditions and in such proportions as the Committee may determine. Unless otherwise determined by the Committee, if and to the extent that any incentive award under the Plan is payable in the form of a nonqualified stock option, that option shall be granted pursuant to, and shall be subject to the terms and conditions of, the Company’s 2007 Stock Option Plan, as amended and restated from time to time, or of any other equity plan (other than this Plan) maintained by the Company pursuant to which the Company may grant non qualified stock options (each a “Stock Option Plan”), and not under this Plan, and any option that is so granted pursuant to the Stock Option Plan shall not count against or otherwise reduce the number of Shares issuable under this Plan pursuant to Section 6 hereof.

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     (b) Unless and only to the extent otherwise determined by the Committee, no incentive will be earned for a given Performance Period unless the participant under the Plan is an employee or director of the Company or its subsidiaries at the time such incentive is paid or as otherwise determined by the Committee. The Committee may make exceptions to this requirement on a case-by-case basis.

     (c) Payments under the Plan are generally intended to qualify for the short-term deferral exception under Section 409A of the Code. As such, if the Committee waives the requirement that a participant under the Plan must be employed on the date the incentive is to be paid, except as otherwise provided in an award agreement, payout of incentives under the Plan shall occur no later than the fifteenth (15th) day of the third (3rd) month following the later of (i) the end of the Performance Period with respect to which such incentive is earned, or (ii) the end of the calendar year that contains the last day of the Performance Period with respect to which such incentive is earned. Notwithstanding the foregoing, if and only to the extent otherwise determined by the Committee, payments under the Plan may be made in a manner consistent with the applicable requirements of Section 409A of the Code and Section 15 hereof.

SECTION 6. SHARES SUBJECT TO THE PLAN AND TO INCENTIVE AWARDS

     (a) The aggregate number of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), issuable in respect of Equity Awards granted under this Plan shall not exceed 3,000,000. The Shares issued pursuant to Equity Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

     (b) For purposes of Section 6(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Equity Award granted in payment of any incentive hereunder. The aggregate number of Shares available for awards under this Plan at any time shall not be reduced by (i) Shares subject to awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) Shares subject to Equity Awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Equity Award, or (iii) Shares subject to Equity Awards that otherwise do not result in the issuance of Shares in connection with payment or settlement thereof. In addition, Shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Equity Award shall be available for Equity Awards under this Plan.

     (c) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, the authorization limits under Section 6(a), and the award limits under Section 4(b)(i), shall be increased or decreased proportionately, and the Shares then subject to each Equity Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefore. In the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off,

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combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or any other similar corporate transaction or event affects the Shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the authorization limits under Section 6(a), and the award limits under Section 4(b)(i), shall be adjusted proportionately, and an equitable adjustment shall be made to each Share subject to an Equity Award such that no dilution or enlargement of the benefits or potential benefits occurs. Each such Share then subject to each Equity Award shall be adjusted to the number and class of shares into which each outstanding Share shall be so exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price for the Shares then subject to each Equity Award. Action by the Committee pursuant to this Section 6(c) may include adjustment to any or all of: (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Equity Awards or be delivered under the Plan; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Equity Awards; (iii) the purchase price or exercise price of a Share under any outstanding Equity Award or the measure to be used to determine the amount of the benefit payable on an Equity Award; and (iv) any other adjustments the Committee determines to be equitable. No right to purchase fractional shares shall result from any adjustment in Equity Awards pursuant to this Section 6(c). In case of any such adjustment, the Shares subject to the Equity Award shall be rounded down to the nearest whole share. The Company shall notify participants holding Equity Awards subject to any adjustments pursuant to this Section 6(c) of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

SECTION 7. CHANGE IN CONTROL

     (a) Unless the Committee specifies otherwise at any time prior to a Change in Control, upon the occurrence of the Change in Control all outstanding Performance Periods shall terminate and participants in the Plan with respect to such Performance Periods shall be entitled to a pro-rated incentive payment based on actual performance through date of the Change in Control and the number of days in the Performance Period that elapsed prior to the termination thereof, as determined by the Committee and subject to the discretion and authority of the Committee to modify, eliminate or adjust any incentive otherwise payable to a participant under the Plan for any reason as set forth herein.

     (b) In addition, unless the Committee specifies otherwise at any time prior to a Change in Control, upon the occurrence of a Change in Control, each outstanding Equity Award shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation (as determined by the Committee). In the event that the successor corporation refuses to assume or substitute for the Equity Award, the holder thereof shall be deemed fully vested in such Equity Award as of immediately prior to the consummation of the Change in Control. If an Equity Award becomes fully vested in lieu of assumption or substitution, the Committee shall notify the holder thereof that the Equity Award shall be fully vested and exercisable (if applicable) for a period of fifteen (15) days from the date of such notice, and the Equity Award shall terminate upon the expiration of such period.

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     (c) For purposes of this Plan, the term “Change in Control” means the consummation of the first to occur of:

     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

     (ii) Individuals who, as of the date the Plan was original approved by the Board, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, or a sale or other disposition of all or substantially all of the assets of the Company, in each case, unless following the consummation thereof all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially own, directly or indirectly, at least 50% of, respectively, the then Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be, of the corporation resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).

SECTION 8. AMENDMENT AND TERMINATION

     The Company reserves the right to amend or terminate the Plan or any outstanding Performance Period at any time with respect to future services of or incentive awards to Eligible Individuals. In the event a Performance Period is terminated prior to the scheduled end date thereof, participants in the Plan with respect to such Performance Period shall be entitled to a pro-rated incentive payment based on actual performance through date of termination and the number of days in the Performance Period that elapsed prior to the termination thereof, as determined by the Committee and subject to the discretion and authority of the Committee to modify, eliminate or adjust any incentive otherwise payable to a participant under the Plan for

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any reason as set forth herein. Plan amendments may be adopted by the Committee, and will require stockholder approval only to the extent required to by applicable law.

SECTION 9. TAX WITHHOLDING

     The Company will have the right to make all cash payments or distributions pursuant to the Plan to a participant, net of any applicable taxes required to be paid or withheld. In addition, to the extent required by applicable federal, state, local or foreign law, a Plan participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an option exercise or the vesting of or settlement of an Equity Award. To the extent a Plan participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Plan participant must notify the Company in writing of such election. The Company and its subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all such obligations are satisfied. The Committee may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to the Plan participant upon exercise or the vesting or settlement of an Equity Award, or by tendering Shares previously acquired.

SECTION 10. EFFECTIVE DATE AND STOCKHOLDER APPROVAL

     This Plan was adopted by the Board and is effective as of January 1, 2010 (the “Effective Date”), subject to approval by the Company’s stockholders. No incentives will be paid under the Plan unless such stockholder approval has been obtained. The Plan may be terminated by the Board or the Committee at any time.

SECTION 11. NON-ASSIGNABILITY

     Unless the Committee expressly states otherwise, no participant in the Plan may sell, assign, convey, gift, pledge or otherwise hypothecate or alienate any incentive opportunity or amounts determined by the Committee to be payable under the Plan, until such amounts (if any) are actually paid.

SECTION 12. NON-EXCLUSIVITY OF PLAN

     Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval will be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise, and any such other arrangements as may be either generally applicable or applicable only in specific cases.

SECTION 13. NO RIGHT TO CONTINUED EMPLOYMENT

     Neither the Plan, selection of a person as an Eligible Individual eligible to be paid incentives under the Plan, nor the payment of any incentive to any participant under the Plan, nor any action by the Company or the Committee, will be held or construed to confer upon any

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person any right to be continued in the employ of the Company or its subsidiaries. Subject to applicable law, the Company expressly reserves the right to discharge any participant whenever in the sole discretion of the Company its interest may so require.

SECTION 14. NO VESTED INTEREST OR RIGHT

     At no time before the actual payout of an incentive to any participant under the Plan will any participant accrue any vested interest or right whatsoever under the Plan, and the Company has no obligation to treat participants identically under the Plan.

SECTION 15. COMPLIANCE WITH SECTION 409A OF THE CODE

     (a) The award agreement for any award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any award agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

     (b) If any award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code: (i) Payments under the Section 409A Plan may not be made earlier than the first to occur of (u) the Eligible Individual’s “separation from service”, (v) the date the Eligible Individual becomes “disabled”, (w) the Eligible Individual’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the award agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

     (ii) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

     (iii) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

     (iv) In the case of any Eligible Individual who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Eligible Individual’s “separation from service” (or, if earlier, the date of the Eligible Individual’s death).

     (c) For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set

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forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the award. The Company does not make any representation to the Eligible Individual that any awards awarded under this Plan will be exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless any Eligible Individual or beneficiary for any tax, additional tax, interest or penalties that any Eligible Individual or beneficiary may incur in the event that any provision of this Plan, any award agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

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